Exhibit 99.1

For More Information Contact:
John H. Howland
President & Chief Operating Officer
Stephen V. Ciancarelli
Senior Vice President & Chief Financial Officer
(203) 782-1100

Southern Connecticut Bancorp, Inc. Reports Second Quarter Results

NEW HAVEN, Connecticut (July 30, 2009) – Southern Connecticut Bancorp, Inc. (AMEX:SSE) (the “Company”), the holding company for The Bank of Southern Connecticut and SCB Capital, Inc., announced second quarter results of operations.  For the six months ended June 30, 2009, the Company sustained a net loss of ($2,564,897) or basic and diluted loss per share of ($0.95) versus income of $409,671 or basic and diluted income per share of $0.14 for the six months ended June 30, 2008. The Company had a net loss for the quarter ended June 30, 2009 of ($257,221) or basic and diluted loss per share of ($0.10), compared to net income of $73,281 or basic and diluted income per share of $0.03 and $0.02, respectively, for the second quarter of 2008.

Asset, loan and deposit growth was strong for the first six months of 2009. The Company’s total assets were $137.2 million at June 30, 2009, an increase of $22.3 million or 19.4% from December 31, 2008.  The increase in the Company’s balance sheet was due primarily to deposit growth. Net loans receivable increased 5.4% to $94.1 million from $89.2 million, and total deposits increased 25.6% to $118.0 million from $94.0 million as of June 30, 2009 and December 31, 2008, respectively.
“In the face of these challenging economic times,” said John H. Howland, President and Chief Operating Officer of the Company, “Southern Connecticut Bancorp, Inc. was able to increase substantially its loans and deposits in the first half of 2009.”

The Company’s operating loss for the six months ended June 30, 2009 was largely attributable to a provision for loan losses of $2,081,000 for the six months ended June 30, 2009. Of this amount, $1,935,000 was related to impaired loans identified in the loan portfolio of The Bank of Southern Connecticut that have been impacted by prevailing economic conditions. In addition, the general component of the reserve increased by $146,000 due to an increase in the reserve factors and growth in the loan portfolio. During the first half of 2009, management of

The Bank of Southern Connecticut aggressively reviewed the loan portfolio and established substantial reserves to address problems arising in the loan portfolio from the weakened economy while at the same time continuing to apply more stringent underwriting standards imposed by management over the past 18 months.

“Management acts in the Company’s best long-term interest,” continued Mr. Howland.  “Management’s focus on shoring up the balance sheet has created losses in the current earnings, but better positions the Company for the future.”

With interest rates at historically low levels, substantially all of the securities in the Company’s investment portfolio were called or matured during 2008 and 2009.  The Company has maintained a large position in short term investments to avoid a negative impact should interest rates rise.

“Consistent with our objective of maximizing long-term value for our shareholders,” said Stephen V. Ciancarelli, Chief Financial Officer, “Southern Connecticut Bancorp and The Bank of Southern Connecticut have maintained a very short duration in their investment portfolio.  As a commercial bank with a large portfolio of floating rate loans and approximately 22% of its assets in short-term investments, the Company’s net interest income will benefit from a rise in interest rates while minimizing the risk of a reduction in principal value of its available-for-sale portfolio of investments.”

The Company continues to be well-capitalized.  As of June 30, 2009, the Company had $16.0 million in Shareholders’ Equity.  The following table summarizes the Company and the Bank’s capital ratios as well as regulatory requirements as of June 30, 2009:

			For Capital
(dollars in thousands)	Actual		Adequacy Purposes
	Amount	Ratio	Amount	Ratio

The Company:
Total Capital to Risk Weighted Assets	$ 17,625	13.36%	$ 10,555	8.00%
Tier 1 Capital to Risk Weighted Assets	15,961	12.10%	5,277	4.00%
Tier 1 (Leverage) Capital to Average Assets	15,961	12.44%	5,131	4.00%

			For Capital
	Actual		Adequacy Purposes
	Amount	Ratio	Amount	Ratio
The Bank:
Total Capital to Risk Weighted Assets	$ 16,010	12.28%	$ 10,431	8.00%
Tier 1 Capital to Risk Weighted Assets	14,365	11.02%	5,215	4.00%
Tier 1 (Leverage) Capital to Average Assets	14,365	11.34%	5,068	4.00%

About Southern Connecticut Bancorp, Inc.

Southern Connecticut Bancorp, Inc. is a commercial bank holding company dedicated to serving the banking needs of businesses located in the greater New Haven area.  Southern Connecticut Bancorp owns 100% of The Bank of Southern Connecticut headquartered in New Haven Connecticut.  The Bank of Southern Connecticut is a provider of commercial banking services to a client base of small to midsized companies with annual sales typically ranging from $1,000,000 to $30,000,000.  The Bank’s services include a wide range of deposit, loan and other basic commercial banking products along with a variety of consumer banking products.  The Bank currently operates four branches, two in New Haven, Connecticut, one in Branford, Connecticut and one in North Haven, Connecticut. Southern Connecticut Bancorp, Inc. also operates a mortgage brokerage business through Evergreen Financial Services, a division of SCB Capital, Inc., a wholly owned subsidiary of the Company.

Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word “believes”, “anticipates”, “intends”, “expects”, “estimates”, “could”, “would”, “will”, or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven, Connecticut area, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the company’s periodic public filings with the Securities and Exchange Commission and in the section captioned “Risk Factors” in our prospectus filed on June 17, 2004.  Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.

SOUTHERN CONNECTICUT BANCORP, INC.
Highlights
June 30, 2009 and December 31, 2008 (unaudited)
	June 30,	December 31,
BALANCE SHEET DATA	2009	2008
Loans Receivable (net of ALLL)	$94,054,556	$89,241,432
Money Market / CD's	31,607,265	10,280,062
Investment Securities	3,256,491	5,130,005
Deposits:
Checking - Non Interest Bearing	24,968,091	28,214,381
Checking - Interest Bearing	1,458,127	331,615
NOW	5,639,982	5,353,875
Money Market	30,928,417	26,578,024
Savings	1,923,106	1,492,378
Time Deposits	53,113,387	31,999,751
Total Deposits	118,031,110	93,970,024

Total Assets	137,219,837	114,916,562

Total Shareholders' Equity	15,960,984	18,540,954

Book Value per Share	$5.93	$6.90
Tangible Book Value per Share	5.85	6.81

Tier 1 Leverage Capital Ratio	12.44%	15.64%

ALLL / (ALLL+Net Loans+Loans Held for Sale)	2.95%	1.31%
Non-Accruing Loans	$5,445,902	$881,948
ALLL / Non-Accruing Loans	.95 times	1.34 times
Note: ALLL = Allowance for Loan and Lease Losses

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
STATEMENT OF OPERATIONS DATA	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Interest Income	$1,507,911	$1,659,054	$3,072,682	$3,652,573
Interest Expense	580,661	518,995	1,074,685	1,209,665

Net Interest Income	927,250	1,140,059	1,997,997	2,442,908
(Credit) Provision for Loan Losses	(65,414)	(113,503)	2,080,716	(103,743)
Net Interest (Loss) Income after
(Credit) Provision for Loan Losses	992,664	1,253,562	(82,719)	2,546,651

Noninterest Income	155,963	277,006	319,387	1,260,116

Noninterest Expense	1,405,848	1,457,287	2,801,565	3,397,096

Net (Loss) Income	$(257,221)	$73,281	$(2,564,897)	$409,671

Net Interest Margin	3.05%	4.43%	3.53%	4.54%

PER SHARE DATA
Basic (Loss) Income per Share	$(0.10)	$0.03	$(0.95)	$0.14
Diluted (Loss) Income per Share	$(0.10)	$0.02	$(0.95)	$0.14

SOUTHERN CONNECTICUT BANCORP, INC.
Consolidated Balance Sheets
June 30, 2009 and December 31, 2008 (unaudited)
	June 30,	December 31,
	2009	2008
Assets
Cash and due from banks	$3,196,613	$5,267,439
Short-term and other investments	30,056,449	8,637,450
Cash and cash equivalents	33,253,062	13,904,889

Interest bearing certificates of deposit	1,550,816	1,642,612
Available for sale securities	3,256,491	5,130,005
Federal Home Loan Bank Stock	66,100	66,100
Loans receivable (net of allowance for loan losses
$2,854,311 in 2009 and $1,183,369 in 2008)	94,054,556	89,241,432
Accrued interest receivable	361,678	411,729
Premises and equipment, net	2,616,847	2,754,153
Other assets	2,060,287	1,765,642
Total assets	$137,219,837	$114,916,562

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest bearing deposits	$24,968,091	$28,214,381
Interest bearing deposits	93,063,019	65,755,643
Total deposits	118,031,110	93,970,024

Repurchase agreements	1,008,365	214,391
Accrued expenses and other liabilities	1,041,202	1,010,255
Capital lease obligations	1,178,176	1,180,938
Total liabilities	121,258,853	96,375,608

Commitments and Contingencies	-	-

Stockholders’ Equity
Preferred stock, no par value; 500,000 shares authorized;
none issued
Common stock, par value $.01; 5,000,000, shares authorized;
shares issued and outstanding: 2009 2,689,902; 2008 2,688,152	26,899	26,882
Additional paid-in capital	22,534,282	22,521,164
Accumulated deficit	(4,035,302)	(4,169,051)
Current (Loss) Income	(2,564,897)	133,749
Accumulated other comprehensive gain – net unrealized
gain on available for sale securities	2	28,210
Total stockholders' equity	15,960,984	18,540,954

Total liabilities and stockholders' equity	$137,219,837	$114,916,562

SOUTHERN CONNECTICUT BANCORP, INC.
Consolidated Statement of Operations
For the Three Months and Six Months Ended June 30, 2009 and 2008 (unaudited)

	Three Months Ended		Six Months Ended
	June30,		June30,
	2009	2008	2009	2008
Interest Income
Interest and fees on loans	$1,421,816	$1,518,632	$2,879,508	$3,273,123
Interest on securities	29,164	36,922	88,559	76,288
Interest on federal funds sold and short-term investments	56,931	103,500	104,615	303,162
Total interest income	1,507,911	1,659,054	3,072,682	3,652,573

Interest Expense
Interest on deposits	533,996	472,863	982,371	1,117,437
Interest on capital lease obligations	44,188	44,044	88,173	88,080
Interest on repurchase agreements	2,477	2,088	4,141	4,148
Total interest expense	580,661	518,995	1,074,685	1,209,665

Net interest income	927,250	1,140,059	1,997,997	2,442,908

(Credit) Provision for Loan Losses	(65,414)	(113,503)	2,080,716	(103,743)

Net interest (loss) income after provision for loan losses	992,664	1,253,562	(82,719)	2,546,651

Noninterest Income:
Service charges and fees	129,184	90,373	273,878	266,111
Gains from sale of branch	-	46,431	-	824,244
Other noninterest income	26,779	140,202	45,509	169,761
Total noninterest income	155,963	277,006	319,387	1,260,116

Noninterest Expense
Salaries and benefits	764,820	850,173	1,540,310	2,121,998
Occupancy and equipment	159,312	165,651	341,690	356,947
Professional services	136,523	137,816	272,407	248,759
Data processing and other outside services	99,426	98,278	200,482	204,402
Advertising and promotional expense	1,172	18,595	11,823	31,857
Forms, printing and supplies	12,800	39,910	11,502	57,034
FDIC Insurance	96,186	13,374	142,509	43,363
Other operating expenses	135,609	133,490	280,842	332,736
Total noninterest expenses	1,405,848	1,457,287	2,801,565	3,397,096

Net (loss) income	$(257,221)	$73,281	$(2,564,897)	$409,671

Basic (Loss) Income per Share	$(0.10)	$0.03	$(0.95)	$0.14
Diluted (Loss) Income per Share	$(0.10)	$0.02	$(0.95)	$0.14